SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2004

MAXXAM INC.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard, Suite 2000
Houston, Texas	77056-3058
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Item 1.01 Entry into a Material Definitive Agreement

     On December 30, 2004, the Registrant and Diane Dudley, the former Vice President and Chief Personnel Officer of the Registrant, entered into a one-year consulting agreement. This agreement commenced January 1, 2005 and provides that the Company may generally assign Ms. Dudley with projects involving not more than 80 hours service per month at an hourly rate of $95.00.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

     Exhibit 10.1      Consulting Agreement, dated December 30, 2004, between the Registrant and Diane Dudley

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM Inc. (Registrant)
	By:	/s/ BERNARD L. BIRKEL
Bernard L. Birkel
Date: January 5, 2005		Secretary and Senior Assistant General Counsel

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